UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


      -----------------------------------------------------------------

                            FORM 8-K/A


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) August 30, 1996



                    DARLING INTERNATIONAL INC.

      (Exact Name of Registrant as Specified in its Charter)


      Delaware                   0-24620                     36-2495346
(State of Incorporation)      (Commission                   (I.R.S.  Employer
                               File Number)                  Identification
                                                             Number)

251 O'Connor Ridge Blvd.
Suite 300
Irving, Texas                                                  75038
(Address of principal executive offices)                     (Zip Code)



                        (972) 717-0300
       (Registrant's telephone number, including area code)





                Exhibit Index located at Page 20

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

     (a) Financial Statements of Businesses Acquired

       (i) Report of Independent Public Accountants

      (ii) Combined Balance  Sheets   -  December 31, 1995  and  August 29, 1996
           (unaudited)

     (iii) Combined Statements of  Operations f or the Year Ended   December 31,
           1995, the Eight Fiscal Months Ended August 27, 1995 (unaudited) and the Eight Fiscal Months Ended August 29, 1996(unaudited)

      (iv) Combined Statements of Stockholders' Equity for the Year Ended December 31, 1995 and the Eight Fiscal Months Ended August 29, 1996 (unaudited)

       (v) Combined Statements of Cash Flows for the Year Ended December 31, 1995, the Eight Fiscal Months Ended August 27, 1995 (unaudited) and the Eight Fiscal Months Ended August 29, 1996 (unaudited)

      (vi) Notes to Combined Financial Statements


   (b) Pro Forma Financial Information

       (i)  Introduction

      (ii)  Pro  Forma  Condensed Consolidated Balance Sheet   - August 29, 1996
            (unaudited)

     (iii) Pro Forma Condensed Consolidated Statement of Operations for the Eight Months Ended August 29, 1996 (unaudited)

      (iv) Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 1995 (unaudited)

       (v)  Notes to Pro Forma Combined Financial Statements (unaudited)

   (c) Exhibits

       23   Consent of Deloitte & Touche, LLP

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
International Processing Corporation and
   International Transportation Service, Inc.:


We have audited the accompanying combined balance sheet of International Processing Corporation and International Transportation Services, Inc. (collectively, the "Companies") as of December 31, 1995 and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Companies at December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




DELOITTE AND TOUCHE LLP
Atlanta, Georgia
March 22, 1996
(August 29, 1996 as to Note 13)


                    INTERNATIONAL PROCESSING CORPORATION AND
                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                            COMBINED BALANCE SHEETS
                                 (In thousands)
                                                                        December 31,     August 29,
                                                                            1995            1996
                                                                       -------------     ----------
ASSETS                                                                                  (Unaudited)
CURRENT ASSETS:
  Cash and equivalents                                                    $   450         $   804
  Notes and accounts receivable                                             3,837           5,435
  Inventories                                                                 845           1,610
  Other current assets                                                        276             157
                                                                           ------          ------
      Total current assets                                                  5,408           8,006

PROPERTY, PLANT, AND EQUIPMENT - Net                                       14,064          16,172

INTANGIBLE ASSETS - Net of accumulated amortization of $229
  as of December 31, 1995 and $76 (unaudited) as of August 29, 1996           328             357
OTHER ASSETS                                                                  347             173
                                                                           ------          ------
                                                                          $20,147         $24,708
                                                                           ======          ======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade accounts payable                                                  $ 6,835         $10,123
  Line of credit                                                              506               -
  Accrued expenses                                                          1,420           1,873
  Current portion of long-term debt                                         1,278           1,062
                                                                           ------          ------
      Total current liabilities                                            10,039          13,058

DEFERRED TAXES                                                                 35               -

LONG-TERM DEBT - Less current portion:
  Kane Miller covenant not to compete                                         300             300
  Notes payable to former International Bakerage shareholders               1,200           1,200
  Other                                                                     1,967             874
                                                                           ------          ------
       Total long-term debt                                                 3,467           2,374

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 3,000,000 authorized;
    1,750,000 shares issued                                                 1,750           1,750

  Common stock, $100 par value; 500 shares authorized;
    15 shares issued and outstanding                                            2               2
  Additional paid-in capital                                                5,163           5,163
  Retained earnings                                                           891           3,561
  Treasury stock at cost; 2,500,000 shares                                 (1,200)         (1,200)
                                                                           ------          ------
      Total stockholders' equity                                            6,606           9,276
                                                                           ------          ------
                                                                          $20,147         $24,708
                                                                           ======          ======
See notes to combined financial statements.


                    INTERNATIONAL PROCESSING CORPORATION AND
                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                       COMBINED STATEMENTS OF OPERATIONS
                                 (In thousands)
                                                                                       Eight Fiscal Months Ended
                                                                   Year Ended      ----------------------------------
                                                                  December 31,      August 27,          August 29,
                                                                    1995               1995                1996
                                                                                   ----------------------------------
                                                                                              (Unaudited)
NET SALES                                                           $55,851          $33,398            $55,522

OPERATING COSTS AND EXPENSES:
  Cost of goods sold                                                 48,193           29,916             45,912
  General and administrative                                          4,864            2,271              3,810
                                                                     ------           ------             ------
      Total operating costs and expenses                             53,057           32,187             49,722
                                                                     ------           ------             ------
OPERATING INCOME
                                                                      2,794            1,211              5,800
OTHER INCOME (EXPENSE):
  Interest expense                                                     (372)            (316)              (215)
  Other income                                                           53              165                135
                                                                     ------           ------             ------
      Total other income (expense)                                     (319)            (151)               (80)
                                                                     ------           ------             ------
NET INCOME                                                          $ 2,475          $ 1,060            $ 5,720
                                                                     ======           ======             ======

See notes to combined financial statements.

                    INTERNATIONAL PROCESSING CORPORATION AND
                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                                  Additional
                                                       Common       Paid-in      Retained     Treasury
                                                        Stock       Capital      Earnings       Stock       Total
BALANCE - December 25, 1994                            $1,752        $5,163      $ (784)       $(1,200)     $4,931

 Net income                                                                       2,475                      2,475

 Distributions                                              -            -         (800)             -        (800)
                                                        -----        -----        -----         ------       -----

BALANCE - December 31, 1995                             1,752         5,163         891         (1,200)      6,606

 Net income (unaudited)                                                           5,720                      5,720

  Distributions (unaudited)                                 -             -      (3,050)             -      (3,050)
                                                        -----        -----        -----         ------       -----

BALANCE - August 29, 1996 (unaudited)                  $1,752        $5,163      $3,561        $(1,200)     $9,276
                                                        =====         =====       =====         ======       =====


See notes to combined financial statements.

                    INTERNATIONAL PROCESSING CORPORATION AND
                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                                                                      Eight Fiscal Months Ended
                                                                 Year Ended      ----------------------------------
                                                                 December 31,        August 27,         August 29,
                                                                    1995                1995               1996
                                                                                 ----------------------------------
                                                                                              (Unaudited)
OPERATING ACTIVITIES:
  Net income                                                      $ 2,475             $ 1,061            $ 5,720
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                                   3,102               2,052              2,230
    Gain on disposal of fixed assets                                   (9)                                     4
    Changes in assets and liabilities which provide (use) cash:
     Notes and accounts receivable                                   (718)                (67)            (1,598)
     Inventories                                                      217                (148)              (765)
     Intangibles and other assets                                     320                 218                143
     Accounts payable and accrued expenses                            759                 (45)             3,331
     Deferred taxes                                                    (2)                                   (35)
                                                                   ------              ------             ------
        Total adjustments                                           3,669               2,010              3,310
                                                                   ------              ------             ------
        Net cash provided by operating activities                   6,144               3,071              9,030

INVESTING ACTIVITIES:
  Proceeds from disposal of fixed assets                               15                                     14
  Capital expenditures                                             (3,256)             (2,213)            (4,235)
                                                                   ------              ------             ------
        Net cash used in investing activities                      (3,241)             (2,213)            (4,221)

FINANCING ACTIVITIES:
  (Decrease) increase in borrowings under line-of-credit             (856)                141               (506)
  (Decrease) increase in overdrafts                                  (395)               (373)               361
  Repayments of long-term debt                                       (807)               (723)            (1,260)
  Distributions                                                      (800)                                (3,050)
                                                                   ------              ------             ------
        Net cash used in financing activities                      (2,858)               (955)            (4,455)
                                                                   ------              ------             ------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                        45                 (97)               354

CASH AND EQUIVALENTS - Beginning of period                            405                 405                450
                                                                   ------              ------             ------
CASH AND EQUIVALENTS - End of period                              $   450             $   308            $   804
                                                                   ------              ------             ------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid during the year for interest                          $   473             $   345            $   279
                                                                   ======              ======             ======

See notes to combined financial statements.

                 INTERNATIONAL PROCESSING CORPORATION, INC. AND
                   INTERNATIONAL TRANSPORTATION SERVICE, INC.


NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995
(Information as of August 29, 1996 and for the fiscal eight-months ended August 29, 1996 and August 27, 1995 is unaudited)


 1.   BUSINESS DESCRIPTION

      International Processing Corporation, Inc. ("IPC") manufactures and sells Dried Bakery Product, an animal-feed ingredient produced from grain-based food by-products.

      International Transportation Service, Inc. ("ITS") is a common carrier primarily engaged in providing transportation services for IPC.

      Food By-Products Recycling, Inc. ("FBR"), a wholly owned subsidiary of ITS, acquires raw materials in the Chicago, Illinois metro area. This raw material is either sold to a third party or to its affiliate, IPC for processing.

      On December 27, 1993, Atlanta Processing B ("APB") and its affiliated companies and International Bakerage, Inc. ("IB") and its affiliated company merged with each predecessor shareholder group receiving a 50% interest in IPC and ITS. The merger has been accounted similar to a joint venture based on the historical costs of the predecessor companies.

2.    SIGNIFICANT ACCOUNTING POLICIES

      ACCOUNTING PERIODS - Accounting periods are 52-53 week periods ending on the last Sunday in December. The fiscal year ended December 31, 1995 contained 53 weeks. Fiscal months are four- or five-week periods ending on the last Sunday in each month.

      COMBINATION - International Processing Corporation and International Transportation Service, Inc. (collectively, the "Companies"), having common ownership and significant business interdependence, are included in these combined financial statements. All intercompany balances and transactions have been eliminated in combination.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

      INVENTORIES - Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

      PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is stated at cost. Depreciation is generally computed on a straight-line basis over the estimated useful lives of the assets which range from 3 to 40 years.

      INTANGIBLE ASSETS - Intangible assets, which principally consist of noncompete agreements, are amortized over their contractual lives ranging from one to six years.

      INCOME TAXES - IPC elected to be treated as an S Corporation under the Internal Revenue Code ("IRC"); therefore, no provision for federal income taxes has been recorded. State income taxes have been provided only for states not recognizing the S Corporation status. ITS and FBR have not elected to be treated as an S Corporations under the IRC. The Companies provide deferred taxes resulting from timing differences between financial and taxable income, as applicable.

      UNAUDITED INTERIM FINANCIAL STATEMENTS - The financial statements as of August 29, 1996 and for the fiscal eight months ended August 29, 1996 and August 27, 1995 were prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. Operating results for the interim periods included herein are not necessarily indicative of the results that may be expected for the entire year.


3.    CONCENTRATION OF CREDIT RISK

      In April 1994, FBR entered into a six-year contractual arrangement on a post-petition basis with We-Toast, a nonrelated entity, which emerged from bankruptcy in June 1994. Under the agreement, FBR sells raw materials to We-Toast which processes the raw materials and sells the finished product in the marketplace. We-Toast's customers are instructed to remit their payments directly to the Companies. The Companies apply a portion of the receipts to balances due the Companies and remit the difference to We-Toast. At December 31, 1995, the Companies had trade receivables from the sale of raw materials to We-Toast of $89,000 and notes receivable and other advances of $735,000 (the noncurrent portion of $244,000 is included in other assets). The notes provide for interest at 2% over the prime rate and mature in years 1997 to 1999. All receivables are secured by
      We-Toast's property, plant, and equipment which is considered by management to have value to the Companies in excess of the amounts due. During 1995, owners of We-Toast disputed certain of the amounts due. Management believes all amounts are collectible and the ultimate resolution will not have a material effect on the Companies' financial position.


4.    INVENTORIES

      Inventories consist of the following (in thousands):

                                                                 August 29,
                                  December 31,                      1996
                                      1995                      (unaudited)

       Raw materials                    $ 467                       $1,171
       Finished goods                     320                          378
       Other                               58                           61
                                         ----                        -----
                                        $ 845                       $1,610
                                         ====                        =====


5.    PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment consists of the following (in thousands):

           Land                                                    $    657
           Buildings and improvements                                 2,948
           Machinery and equipment                                   26,662
           Leasehold improvements                                       499
                                                                    -------
                                                                     30,766
           Less accumulated depreciation                             16,702
                                                                    -------
                                                                   $ 14,064
                                                                     ======


      Property, plant, and equipment includes a capitalized lease as follows at (in thousands):

           Land                                                     $   362
           Buildings and improvements                                 1,334
           Machinery and equipment                                    1,805
                                                                     ------
                                                                      3,501
           Less accumulated depreciation                              1,555
                                                                     ------
                                                                    $ 1,946
                                                                     ======

6.    OVERDRAFT

      Included in accounts payable are a book overdraft of approximately $294,000 at December 31, 1995 and $654,000 at August 29, 1996 (unaudited).


7.    COMMITMENTS AND CONTINGENCIES

      The Companies are defendants or plaintiffs in various legal actions which have arisen in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a materially adverse effect on the Companies' financial position, results of operations, or liquidity.

      LEASES - The Companies leases certain production facilities and equipment. Lease agreements usually provide that the Companies pay applicable taxes, maintenance, insurance, and other operating expenses.

      At December 31, 1995, the future minimum lease payments under the Companies' capitalized lease obligation (see Note 9) were as follows (in thousands):

                            Capitalized                      Total Minimum Lease
                         Lease Obligation       Interest            Obligation

           1996                 $ 460             $  50               $   510
           1997                   485                17                   502
                                 ----              ----                ------
                                $ 945             $  67               $ 1,012
                                 ====              ====                ======


      At  December  31,  1995,   future   minimum   rental   commitments   under
      noncancelable operating leases were as follows (in thousands):

              1996                                                  $ 1,439
              1997                                                      877
              1998                                                      762
              1999                                                      745
              2000 and after                                          2,262
                                                                     ------
                                                                    $ 6,085
                                                                     ======

      Rental expense for all operating leases was $1,915,000 for the year ended December 31, 1995.

      The Companies have a lease line of credit with a bank which allows the Companies to lease equipment with an aggregate cost of $1,000,000 over base lease terms of 36 to 48 months. At December 31, 1995, the Companies had utilized $313,637 of the line of credit. Availability of the remaining line of credit expires in June 1996. The line of credit agreement contains an early termination provision at the one-year anniversary date.


 8.   LINE OF CREDIT

      The Companies have a line of credit arrangement with a bank which allows the Companies to borrow up to $2,000,000 at the prime rate (8.5% at December 31, 1995). At December 31, 1995, $506,210 was outstanding. The principal is due in May 1996, while the interest is paid monthly. The Companies are subject to certain financial and operating covenants under the credit arrangement including maintenance of certain financial ratios and restrictions on the payment of dividends. The line is secured by the Companies' assets, excluding real property.

9.    LONG-TERM DEBT

      Long-term debt consists of the following (in thousands):

                                                                                      December 31,      August 29,
                                                                                         1995             1996
                                                                                     ------------      -----------
                                                                                                       (Unaudited)
Capitalized lease obligation (see Note 7), issued on July 1, 1977, is payable in
  annual  installments  through 1997.    The  obligation  requires   semi-annual
  interest  payments  at 7%,   which is  sufficient   to service   the  lessor's
  underlying  bond   indebtedness  and   allows  the  Companies  the  option  to
  purchase the  underlying  assets  at any time for the amount of  $100 plus  an amount  equal to  the  remaining bond indebtedness and redemption expenses, if
  applicable                                                                           $  945          $  485


Notes  payable  to  a  bank,  collateralized  by  receivables,   machinery,  and
  equipment,  payable in monthly installments of principal, plus interest on the balance at rates ranging from 6.96% to prime. At December 31, 1995, the bank's
  prime rate was 8.50%                                                                    688             531

Note payable to Kane-Miller Corp. at 8.0%, payable quarterly. Annual payments of principal are dependent  upon  a  calculation,  based upon earnings,  with the
  entire principal due December 27, 2003                                                1,350             900

Notes payable at 8% interest, payable quarterly, to certain former International
  Bakerage,  Inc.  shareholders  in connection  with the redemption of IB common stock.  Annual  payments of principal are dependent upon a calculation,  based
  upon earnings with the remaining principal due December 27, 2003                      1,200           1,200

Obligation in connection  with covenants not to compete with annual  payments of
  $100,000 for five years and $10,000 for four years                                      430             320

Note payable to Graybill  Farms at 12.0% with annual  payments of $16,000  each,
  beginning in 1995                                                                        32               -

Loan payable to  stockholders  bearing  interest  at 8%, due on demand  from and
  after December 28, 2003                                                                 100               -
                                                                                      -------         -------
                                                                                        4,745           3,436
Less current maturities                                                                 1,278           1,062
                                                                                      -------         -------

Long-term debt                                                                         $3,467          $2,374
                                                                                      =======         =======

      The aggregate maturities of long-term debt as of December 31, 1995 are summarized as follows (in thousands):


                1996                                     $ 1,278
                1997                                       1,104
                1998                                         491
                1999                                         329
                2000 and after                             1,543
                                                          ------
                                                         $ 4,745
                                                          ======

      Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of total debt at December 31, 1995 is estimated to be approximately $5,140,000.


10.   PENSION PLAN

      The Companies have a noncontributory defined benefit pension plan covering all nonunion employees and certain union employees who meet minimum age and hours of service requirements. The benefits are based on years of service and the employee's compensation level. Funding is limited to amounts that are available for deduction under the Internal Revenue Code. Effective December 31, 1994, the defined benefit plan was frozen and no additional benefits will accrue. The plan has not been terminated.

      Net periodic pension costs, included in general and administrative expenses, are composed of the following at December 31, 1995 (in thousands):


           Interest cost on projected benefit obligation               $   28
           Actual return on plan assets                                   (30)
           Curtailment gain                                              (133)
                                                                        -----
                                                                       $ (135)
                                                                        =====

      The following table sets forth the plan's funded status at December 31, 1995 (in thousands):



         Actuarial present value of benefit obligations:
           Accumulated benefit obligation, including vested
             benefits of $356                                          $   412
                                                                        ======
         Projected benefit obligation                                  $   412
         Plan assets at fair market value                                  436
                                                                        ------
         Plan assets in excess of projected benefit obligation             (24)
         Unrecognized net gain                                              20
         Unrecognized prior service cost                                     4
                                                                        ------
         Accrued pension liability included in accounts payable
            and accrued expenses                                       $     -
                                                                        ======
         Assumptions utilized were as follows:
           Discount rate                                                 7.25%
           Expected long-term rate of return on assets                   7.25%



      Effective January 1, 1995, the APB profit sharing plan was rolled into a 401(k) and Profit Sharing Plan (the "Plan") under which substantially all employees, who are at least 21 years old and have one year of service, are eligible to participate. Participants are permitted to make contributions of their salary to the Plan on a pre-tax salary reduction basis in accordance with the provisions of Section 401(k) of the IRC. The Companies may match contributions of participants at the discretion of the Board of Directors. The participants' contributions vest immediately, while the Companies' contributions vest gradually over six years. The Companies' total contribution for the fiscal year ended December 31, 1995 was $100,000.


11.   RELATED PARTY TRANSACTIONS

      The Companies participate in various insurance policies and employee benefit programs and use administrative and professional services of Kane-Miller Corp. (a company with substantial commonality of ownership). This includes a Management Services Agreement which requires quarterly payments of $100,000 for six years ending in 1999. The following amounts have been recorded in the combined financial statements for transactions between the Companies, Kane-Miller Corp., and related shareholders (in thousands):



                                                                 December 31,
                                                                     1995
           Balance Sheets:
               Accrued expenses                                   $    210
               Long-term debt, stock redemption                      1,200
               Long-term debt, covenant not to compete                 400

           Statements of Operations and Retained Earnings:
               Cost of goods sold and selling, general and
                 administrative expenses                               888

12.   DISTRIBUTIONS

      The stockholders have agreed that the Companies will distribute an amount at least equal to 40% of taxable income as a result of the Companies' S Corporation status. However, distributions are limited to 50% of net income by debt covenants existing as of the balance sheet date.

13.   SUBSEQUENT EVENTS

      On August 29, 1996, 100% of the common stock of the Companies was acquired by Darling International Inc.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of International Processing Corporation and International Transportation Service, Inc. completed subsequent to August 29, 1996, which is considered to be significant. The unaudited pro forma condensed consolidated statements of operations for the eight months ended August 29, 1996 and the year ended December 31, 1995 give effect to the Purchase Acquisition (see Note 2) and Financing Transaction (see Note 3) as if it had occurred on January 1, 1995.

The pro forma financial data do not purport to present the financial position or results of operations of the Company as if the transactions to which they give effect had actually occurred as of such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The pro forma combined statements of operations should be read in conjunction with the Notes to Pro Forma Combined Financial Statements and the historical consolidated financial statements of the Registrant.


                           DARLING INTERNATIONAL INC.
           Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                 August 29, 1996
                                   (unaudited)
                (in thousands, except shares and per share data)

                                                                              Historical Financial
                                                                                   Statements
                                                                      ======================================
                                                                                                                    Pro Forma
                                                                       Darling         IPC       Pro Forma          Financial
ASSETS                                                              International     & ITS     Adjustments         Statements
Current assets:
       Cash and cash equivalents                                      $  10,935      $   804                         $ 11,739
       Accounts receivable, principally trade                            31,326        5,435                           36,761
       Inventories                                                       10,206        1,610                           11,816
       Prepaid expenses                                                   2,729            0                            2,729
       Deferred income tax assets                                         4,281            0                            4,281
       Other                                                                853          157           (24)               986
                                                                      ----------     --------     ---------          --------
                Total Current Assets                                     60,330        8,006           (24)            68,312

Property, plant and equipment, less accumulated depreciation            158,614       16,172        (6,164)    c      168,622
Collection routes and contracts, less accumulated amortization           46,955          357        10,984     d       58,296
Goodwill, less amortization                                               8,377            0        15,081     d       23,458
Other assets                                                              4,238          173                            4,411
                                                                      ----------     --------     ---------          --------
                Total Assets                                          $ 278,514      $24,708      $ 19,877           $323,099
                                                                      ==========     ========     =========          ========


LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
       Current portion of long-term debt                                  8,000        1,062          (467)    a        8,595
       Accounts payable, principally trade                               18,787       10,123                           28,910
       Accrued expenses                                                  22,043        1,837          (397)    a       23,483
       Accrued interest                                                   1,512           36           (31)    a        1,517
                                                                      ----------     --------     ---------          --------
                Total Current Liabilities                                50,342       13,058          (895)            62,505

Long-term debt, less current portion                                    112,742        2,374        27,435     b      142,551
Other noncurrent liabilities                                             20,145            0         2,613     f       22,758
Deferred income taxes                                                    29,936            0                           29,936
                                                                      ----------     --------     ---------          --------
                Total Liabilities                                       213,165       15,432        29,153            257,750
                                                                      ----------     --------     ---------          --------

Stockholders' equity
       Common stock, (5,149,349 actual Darling shares)                       51        1,752        (1,752)    e           51
       Additional paid-in capital                                        33,632        5,163        (5,163)    e       33,632
       Retained earnings                                                 31,666        3,561        (3,561)    e       31,666
       Treasury Stock                                                         0       (1,200)        1,200     e            0
                                                                      ----------     --------     ---------          --------
                Total Stockholders' equity                               65,349        9,276        (9,276)            65,349
                                                                      ----------     --------     ---------          --------
                Total Liabilities and Stockholder's equity            $ 278,514      $24,708      $ 19,877           $323,099
                                                                      ==========     =======      ========           ========


The accompanying notes are an integral part of these consolidated financial statements.


                           DARLING INTERNATIONAL INC.
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                    For the Eight Months Ended August 29,1996
                                   (unaudited)
                (in thousands, except shares and per share data)

                                                                Historical Financial
                                                                     Statements
                                                               =======================
                                                                                                           Pro Forma
                                                                  Darling        IPC       Pro Forma       Financial
                                                               International    & ITS     Adjustments      Statements
Net Sales                                                        $299,985      $55,522                      $355,507


Costs and expenses:
         Cost of sales and operating expenses                     239,754       43,961                       283,715
         Selling, general and administrative expenses              19,560        3,568        (270)   b       22,858
         Depreciation and amortization                             16,768        2,193         907    a       19,868
                                                                 --------      -------      -------         ---------
                        Total Costs and Expenses                  276,082       49,722         637           326,441
                                                                 --------      -------      ------          --------
                        Operating profit                           23,903        5,800        (637)           29,066
                                                                 --------      -------      ------          --------

Other income (expense):
         Interest income (expense)                                 (7,716)        (215)       (835)   c       (8,766)
         Other, net                                                   228          135                           363
                                                                 --------      -------      ------          --------
                        Total Other income (expense)               (7,488)         (80)       (835)           (8,403)
                                                                 --------      -------      ------          --------
                        Income before income taxes                 16,415        5,720      (1,472)           20,663

Income tax expense                                                  6,487            0       1,624    d        8,111
                                                                 --------      -------      ------          --------
         Net Earnings                                            $  9,928       $5,720     ($3,096)         $ 12,552
                                                                 ========      =======      ======          ========


Primary earnings per common share                                   $1.79                                      $2.29
                                                                 ========                                   ========
Fully diluted earnings per common share                             $1.79                                      $2.29
                                                                 ========                                   ========



The accompanying notes are an integral part of these consolidated financial statements.


                          DARLING INTERNATIONAL INC.
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                    For the Year Ended December 31, 1995
                                   (unaudited)
                (in thousands, except shares and per share data)

                                                              Historical Financial
                                                                   Statements
                                                            =======================
                                                                                                          Pro Forma
                                                               Darling         IPC      Pro Forma         Financial
                                                            International     & ITS    Adjustments        Statements
Net Sales                                                      $421,608       $55,851                     $477,459


Costs and expenses:
         Cost of sales and operating expenses                   336,248        45,091                      381,339
         Selling, general and administrative expenses            26,675         4,864       (416)   b       31,123
         Depreciation and amortization                           22,576         3,102      1,361    a       27,039
                                                               --------       -------     ------          --------

                        Total Costs and Expenses                385,499        53,057        945           439,501
                                                               --------       -------     ------          --------

                        Operating profit                         36,109         2,794       (945)           37,959
                                                               --------       -------     ------          --------

Other income (expense):
         Interest income (expense)                              (13,311)         (372)    (1,328)   c      (15,011)
         Other, net                                                 322            53                          375
                                                               --------       -------     ------          --------

                        Total Other income (expense)            (12,989)         (319)    (1,328)          (14,636)
                                                               --------       -------     ------          --------

                        Income before income taxes               23,120         2,475     (2,273)           23,323

Income tax expense                                                8,740             0        356    d        9,096
                                                               --------       -------    -------          --------
         Net Earnings                                          $ 14,380       $ 2,475    ($2,628)         $ 14,227
                                                               ========       =======    =======          ========


Primary earnings per common share                                 $2.70                                   $2.67
                                                               =========                               ===========
Fully diluted earnings per common share                           $2.67                                   $2.64
                                                               =========                               ===========


The accompanying notes are an integral part of these consolidated financial statements.


                             DARLING INTERNATIONAL INC.

            Notes to Pro Forma Combined Financial Statements (unaudited)
                                  August 29, 1996

 1.  HISTORICAL

     The historical balances represent the financial position and results of operations of Darling International Inc. ("Registrant") and International Processing Corporation ("IPC") and International Transportation Service, Inc. ("ITS") for each of the indicated dates and periods.


 2.  PURCHASE ACQUISITIONS

     The pro forma adjustments in the pro forma condensed consolidated statement of operations for the eight months ended August 29, 1996 and the year ended December 31, 1995 give effect to the acquisition of IPC and ITS completed on August 29, 1996 which are considered to be significant. The transactions are accounted for using the purchase method for business combinations as if each had occurred on January 1, 1995.

     On August 29, 1996, Darling International Inc. (the "Registrant") acquired 100% of the outstanding capital stock of International Processing Corporation ("IPC") and International Transportation Service, Inc. ("ITS") for $30.0 million. The purchase price was paid in cash and was determined by agreement between the Registrant and IPC, ITS and the stockholders of IPC and ITS (the "Sellers"). The Registrant funded $29.6 million of the purchase price with funds financed under the Acquisition Facility pursuant to the Credit Agreement among the Registrant, The First National Bank of Boston, as agent, and Harris Trust and Savings Bank, as co-agent. The remaining $400,000 of the purchase price was funded out of cash on hand.


 3.  PRO FORMA ADJUSTMENTS

     The proforma adjustments reflected in the pro forma combined financial statements give effect to the following:

     Pro Forma Condensed Consolidated Balance Sheet:

      a) To reflect the repayment of debt of IPC at the closing of the acquisition with cash on hand and cash available through the line of credit of the Registrant.

      b) To reflect the acquisition debt incurred by the Registrant to fund the purchase price.

      c) To reflect the adjustment of property, plant and equipment to replacement cost.

      d)  To reflect the following intangible assets:

          (1)  Goodwill with an amortization period of 30 years.

          (2)  Routes and customer contracts with an average life of 15 years.

      e) To reflect the adjustment for the elimination of investment in IPC and ITS upon closing of the acquisitions.

      f) To reflect the management agreement to previous shareholders assumed by the Registrant.


     Pro Forma Condensed Consolidated Statements of Operations:

      a) To reflect adjustments to depreciation and amortization to record the amortization of goodwill and routes and customer contracts recorded in connection with the Purchase Acquisition.

      b)  To eliminate management fee paid to previous shareholders.

      c) To reflect interest expense on debt issued or assumed in connection with acquired companies.

      d) To reflect the computation of income taxes on pro forma net income at the Registrant's effective rate.


 4.  PRO FORMA NET INCOME PER COMMON SHARE

     Pro forma net income per common share is calculated by dividing pro forma net income by the weighted average common and common equivalent shares of the Registrant outstanding during the periods.

                             EXHIBIT INDEX


Exhibit                                                               Page
Number           Description                                         Number
--------       ----------------                                      -------

23            Consent of Deloitte & Touche, LLP. ....................   23

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DARLING INTERNATIONAL INC.


Date:  November 13, 1996            By:  John R. Witt
                                       ----------------------------
                                         John R. Witt
                                         Vice President and
                                         Chief Financial Officer

                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 Registration Statement No. 33-79478, and Registration Statements No. 33-99868 and 33-99866 on Form S-8 of Darling International Inc. of our report dated March 22, 1996 (August 29, 1996 as to Note 13), relating to the combined financial statements of International Processing Corporation and International Transportation Service, Inc. as of and for the year ended December 31, 1995, appearing in this Current Report on Form 8-K/A of Darling International Inc. dated August 30, 1996.




DELOITTE AND TOUCHE LLP
Atlanta, Georgia
November 13, 1996